Exhibit 10.1

AMENDMENT TO
AMENDED & RESTATED TRANSITION AGREEMENT

          This amendment to the Amended and Restated Transition Agreement (the “Amendment”) is made and entered into on this January 1, 2024, by and between SIGA Technologies, Inc., a Delaware corporation (the “Company”), and Phillip Louis Gomez, III (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties previously entered into an amended and restated transition agreement, dated July 26, 2023 (the “Amended and Restated Transition Agreement”);

WHEREAS, Section 1 of the Amended and Restated Transition Agreement permits the Parties to mutually agree to extend Executive’s employment with the Company beyond January 1, 2024; and

WHEREAS, the Parties intend to amend the Amended and Restated Transition Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Transition Agreement.

2.	Amendments.

(a)	In accordance with Section 1 of the Amended and Restated Transition Agreement, the Parties agree to extend the “Employment End Date” to March 31, 2024.

(b)	Section 3(b) of the Amended and Restated Transition Agreement is hereby deleted in its entirety and replaced with the following:

“The Company shall pay Executive an Annual Bonus for calendar year 2023, which shall be paid in normal course but no later than March 15, 2024.  Provided that Executive remains employed through the Transition Date, then the Company shall pay Executive a pro-rata Annual Bonus in respect of calendar year 2024, which shall be paid in lump sum within thirty (30) days following the Departure Date, equal to the product of (A) the target Annual Bonus and (B) a fraction (x) the numerator of which is the number of days in calendar year 2024 through the Departure Date and (y) the denominator of which is 366.”

3.
Effect of Amendment.  All the terms and conditions of the Amended and Restated Transition Agreement not affected by the terms of this Amendment shall remain in full force and effect between the Parties.

4.
Entire Agreement.  The Amended and Restated Transition Agreement, together with this Amendment, constitutes and represents the entire agreement between the Parties hereto and supersedes any prior understandings or agreements, written or verbal, between the parties hereto respecting the subject matter herein.  The Amended and Restated Transition Agreement and this Amendment may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all of the parties hereto.

5.
Counterparts.  This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Signatures presented by facsimile transmission shall be deemed effective at the time of transmission and shall be replaced by original signatures as soon thereafter as practicable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

EXECUTIVE

/s/ Phillip Louis Gomez, III
Phillip Louis Gomez, III

[Signature Page to Amendment to Amended and Restated Transition Agreement]